Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
DECEMBER 12, 2022

CHESAPEAKE ENERGY CORPORATION ANNOUNCES NEW SENIOR SECURED RESERVE-BASED REVOLVING CREDIT FACILITY
OKLAHOMA CITY, December 12, 2022 – Chesapeake Energy Corporation (NASDAQ:CHK) (the Company) today announced the closing of a new senior secured reserve-based revolving credit facility (the Credit Agreement), which replaces the Company’s previous credit facility. Complete terms of the arrangement were filed on Form 8K and can be found on the Company’s website at www.chk.com. Highlights of the new agreement are listed below:

•Reserve-based credit facility maturity date of five years (to December 9, 2027)
•Initial borrowing base of $3.5 billion, with semi-annual redetermination; Chesapeake voluntarily maintains aggregate commitments of $2.0 billion
•Initial facility obligations are guaranteed by certain Chesapeake subsidiaries (the Guarantors) and secured by substantially all of the Company’s and the Guarantors’ oil and gas assets excluding the Eagle Ford and Brazos Valley assets
•Initial facility highlights include a more favorable interest rate grid as well as loosened financial and administrative covenants and administrative burdens
•Credit Agreement terms change upon receipt of investment grade (IG) ratings by S&P, Moody’s and Fitch, as summarized below.
◦Upon and during the receipt of an IG rating from either S&P or Moody’s and the satisfaction of certain other conditions:
▪Subsidiary guarantors may be released from their guarantees (subject to certain exceptions) and the collateral terms and certain title covenants will not apply
▪Facility will be unsecured and no longer subject to a borrowing base
◦Upon receipt of IG ratings from two of S&P, Moody’s or Fitch and the satisfaction of certain other conditions:
▪Removal or relaxation of specified negative covenants
▪Financial covenants replaced with debt to capitalization ratio of 65%, or less

“This credit facility reflects our continued progress to strengthen our capital structure and the high confidence that our financial partners hold in our Company,” said Mohit Singh, Chesapeake’s Executive Vice President and Chief Financial Officer. “We remain focused on safely and efficiently developing our premier natural gas assets, generating significant free cash flow, and continuing to deliver our industry leading returns program. While we are able to access capital markets today at attractive rates, we know the value of an investment grade rating, and are confident we are on the path to achieving it.”

Headquartered in Oklahoma City, Chesapeake Energy Corporation is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. oil and gas plays. With a goal to achieve net zero direct GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayers (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management’s outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, ESG initiatives, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time.

Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: inflation and commodity price volatility resulting from Russia’s invasion of Ukraine, COVID-19 and related supply chain constraints, along with the effect on our business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our ability to comply with the covenants under our credit facility and other indebtedness; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends and equity repurchases, to finance reserve replacement costs and/or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business and legislative, regulatory and environmental, social and governance (“ESG”) initiatives addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal; our ability to achieve and maintain ESG goals and certifications; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management’s best judgment only as of the date of this news release.
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